SLM Student Loan Trust 2003-11 Quarterly Servicing Report
Report Date: 08/31/2005 Reporting Period: 06/1/05 - 08/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics					05/31/2005	Activity	08/31/2005

A	i	Portfolio Balance				$1,764,980,980.57	$(46,104,443.43)	$1,718,876,537.14
	ii	Interest to be Capitalized				6,874,157.48		6,623,016.94

	iii	Total Pool				$1,771,855,138.05		$1,725,499,554.08
	iv	Specified Reserve Account Balance				4,429,637.85		4,313,748.89

	v	Total Adjusted Pool				$1,776,284,775.90		$1,729,813,302.97

B	i	Weighted Average Coupon (WAC)				5.423%		5.413%
	ii	Weighted Average Remaining Term				257.31		256.19
	iii	Number of Loans				95,102		92,951
	iv	Number of Borrowers				59,149		57,657
	v	Aggregate Outstanding Principal Balance — T-Bill				$334,559,272.98		$319,787,057.30
	vi	Aggregate Outstanding Principal Balance — Commercial Paper				$1,437,295,865.07		$1,405,712,496.78

						% of		% of
	Notes and Certificates			Spread	Balance 06/15/05	O/S Securities	Balance 09/15/05	O/S Securities

C	i	A-1 Notes	78442GJU1	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GJV9	0.050%	202,880,775.90	13.162%	156,409,302.97	9.042%
	iii	A-3 Notes	78442GJW7	0.120%	255,000,000.00	14.074%	255,000,000.00	14.741%
	iv	A-4 Notes	78442GJX5	0.190%	412,000,000.00	22.739%	412,000,000.00	23.818%
	v	A-5 Notes	78442GJR8	0.000%	270,641,000.00	14.937%	270,641,000.00	15.646%
	vi	A-6 Notes	78442GJS6	0.290%	275,000,000.00	15.178%	275,000,000.00	15.898%
	vii	A-7 Notes	78442GJT4	0.000%	300,000,000.00	16.557%	300,000,000.00	17.343%
	x	B Notes	78442GJY3	0.650%	60,763,000.00	3.354%	60,763,000.00	3.513%

	xi	Total Notes			$1,811,892,489.83	100.000%	$1,729,813,302.97	100.000%

	Reserve Account						06/15/2005	09/15/2005

D	i	Required Reserve Acct Deposit (%)					0.25%	0.25%

	ii	Reserve Acct Initial Deposit ($)					$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)					$4,429,637.85	$4,313,748.89
	iv	Reserve Account Floor Balance ($)					$3,008,024.00	$3,008,024.00
	v	Current Reserve Acct Balance ($)					$4,429,637.85	$4,313,748.89

	Other Accounts						06/15/2005	09/15/2005

E	i	Remarketing Fee Account					$0.00	$0.00
	ii	Capitalized Interest Account					$0.00	$0.00
	iii	Principal Accumulation Account (A-5)					$0.00	$0.00
	iv	Supplemental Interest Account (A-5)					$0.00	$0.00
	v	Principal Accumulation Account (A-6)					$0.00	$0.00
	vi	Supplemental Interest Account (A-6)					$0.00	$0.00
	vii	Principal Accumulation Account (A-7)					$0.00	$0.00
	viii	Supplemental Interest Account (A-7)					$0.00	$0.00
	ix	Investment Premium Purchase Account					$0.00	$0.00
	x	Investment Reserve Account					$0.00	$0.00

	Asset/Liability						06/15/2005	09/15/2005

F	i	Total Adjusted Pool					$1,776,284,775.90	$1,729,813,302.97
	ii	Total Notes					$1,776,284,775.90	$1,729,813,302.97
	iii	Difference					$0.00	$0.00
	iv	Parity Ratio					1.00000	1.00000

II. 2003-11 Transactions from: 05/31/2005 through: 08/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$47,660,583.17
	ii	Principal Collections from Guarantor	5,636,389.10
	iii	Principal Reimbursements	0.00
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$53,296,972.27

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$491.49
	ii	Capitalized Interest	(7,193,020.33)

	iii	Total Non-Cash Principal Activity	$(7,192,528.84)

C	Total Student Loan Principal Activity		$46,104,443.43

D	Student Loan Interest Activity
	i	Regular Interest Collections	$14,775,386.26
	ii	Interest Claims Received from Guarantors	336,464.20
	iii	Collection Fees/Returned Items	7,946.19
	iv	Late Fee Reimbursements	206,496.97
	v	Interest Reimbursements	7,644.66
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	4,531,858.40
	viii	Subsidy Payments	1,163,138.93

	ix	Total Interest Collections	$21,028,935.61

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$43.40
	ii	Capitalized Interest	10,486,887.93

	iii	Total Non-Cash Interest Adjustments	$10,486,931.33

F	Total Student Loan Interest Activity		$31,515,866.94

G	Non-Reimbursable Losses During Collection Period		$—

H	Cumulative Non-Reimbursable Losses to Date		$175,965.03

III. 2003-11 Collection Account Activity 05/31/2005 through 08/31/2005

A	Principal Collections
	i	Principal Payments Received	$25,422,685.40
	ii	Consolidation Principal Payments	27,874,286.87
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	0.00

	vii	Total Principal Collections	$53,296,972.27

B	Interest Collections
	i	Interest Payments Received	$20,490,486.25
	ii	Consolidation Interest Payments	316,361.54
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	7,644.66
	vi	Re-purchased Interest	0.00
	vii	Collection Fees/Returned Items	7,946.19
	viii	Late Fees	206,496.97

	ix	Total Interest Collections	$21,028,935.61

C	Other Reimbursements		$329,708.77

D	Reserves In Excess of the Requirement		$115,888.96

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Account		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds
	i	Morgan Stanley	$2,023,041.48
	ii	Bank of America	$2,850,000.00

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$374,226.50

M	Funds Released from Capitalized Interest Account		$0.00

	TOTAL AVAILABLE FUNDS		$80,018,773.59

	LESS FUNDS PREVIOUSLY REMITTED
		Servicing Fees	$(1,465,024.43)
		Consolidation Loan Rebate Fees	$(4,493,765.55)

N	NET AVAILABLE FUNDS		$74,059,983.61

O	Servicing Fees Due for Current Period		$722,375.19

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$747,375.19

IV. 2003-11 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005	05/31/2005	08/31/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.358%	5.340%	67,971	66,289	71.472%	71.316%	$1,176,696,315.78	$1,140,606,561.08	66.669%	66.358%
31-60 Days Delinquent	5.742%	6.007%	3,147	2,494	3.309%	2.683%	60,210,226.33	47,424,602.22	3.411%	2.759%
61-90 Days Delinquent	6.044%	5.969%	1,358	1,431	1.428%	1.540%	23,409,012.76	26,426,563.16	1.326%	1.537%
91-120 Days Delinquent	6.405%	5.955%	632	861	0.665%	0.926%	10,457,348.81	16,459,000.86	0.592%	0.958%
> 120 Days Delinquent	7.003%	6.598%	1,327	1,832	1.395%	1.971%	25,559,003.55	34,448,453.51	1.448%	2.004%

Deferment
Current	5.293%	5.290%	9,128	9,077	9.598%	9.765%	184,466,390.37	184,237,729.21	10.451%	10.718%

Forbearance
Current	5.463%	5.446%	11,335	10,803	11.919%	11.622%	280,613,884.94	266,336,375.45	15.899%	15.495%

TOTAL REPAYMENT	5.420%	5.410%	94,898	92,787	99.785%	99.824%	$1,761,412,182.54	$1,715,939,285.49	99.798%	99.829%
Claims in Process (1)	6.836%	7.128%	203	162	0.213%	0.174%	$3,536,089.04	$2,841,163.51	0.200%	0.165%
Aged Claims Rejected (2)	0.000%	9.000%	1	2	0.001%	0.002%	$32,708.99	$96,088.14	0.002%	0.006%
GRAND TOTAL	5.423%	5.413%	95,102	92,951	100.000%	100.000%	$1,764,980,980.57	$1,718,876,537.14	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*	Percentages may not total 100% due to rounding.

V. 2003-11 Portfolio Characteristics by School and Program

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	8.829%	237	$5,553,368.32	0.323%
- Two Year	8.794%	39	394,749.66	0.023%
- Technical	8.077%	832	13,221,357.24	0.769%
- Other	5.380%	91,843	1,699,707,061.92	98.885%

- Total	5.413%	92,951	$1,718,876,537.14	100.000%

*    100% of the Trust Student Loans are consolidation loans.

*    Percentages may not total 100% due to rounding.

VI. 2003-11 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period					$22,320,155.48

B	Interest Subsidy Payments Accrued During Collection Period					1,091,384.31

C	SAP Payments Accrued During Collection Perio					5,591,756.88

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS except CAP INT ACCT)					374,226.50

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)					0.00

F	Consolidation Loan Rebate Fees					(4,493,765.55)

G	Net Expected Interest Collections					$24,883,757.62

H	Interest Rate Cap Payments Due to the Trust					Cap

	i	Cap Notional Amount				CAP TERMINATED
	ii	Libor (Interpolated first period)				3.41000%
	iii	Cap %				5.00000%

	iv	Excess Over Cap (ii-iii)				0.00000%

	v	Cap Payments Due to the Trust				$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				A-5 Swap Calc	A-6 Swap Calc	A-7 Swap Calc
		i	Notional Swap Amount	$270,641,000.00	$0.00	$300,000,000.00

		SLM Student Loan Trust Pays:
			3 Month Libor	3.41000%	0.00000%	3.41000%
			Spread	0.07000%	0.00000%	0.12750%

		ii	Pay Rate	3.48000%	0.00000%	3.53750%
		iii	Gross Swap Payment Due Counterparty	$2,406,900.63	$0.00	$2,712,083.33
		iv	Days in Period 06/15/2005 09/15/2005	92	92	92

		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	2.99000%	0.00000%	3.80000%
		vi	Gross Swap Receipt Due Trust	$2,023,041.48	$0.00	$2,850,000.00
		vii	Days in Period 06/15/2005 09/15/2005	90	90	90

VII. 2003-11 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	(06/15/05 - 09/15/05)	0.00000%	LIBOR

B	Class A-2 Interest Rate	0.008842222	(06/15/05 - 09/15/05)	3.46000%	LIBOR

C	Class A-3 Interest Rate	0.009021111	(06/15/05 - 09/15/05)	3.53000%	LIBOR

D	Class A-4 Interest Rate	0.009200000	(06/15/05 - 09/15/05)	3.60000%	LIBOR

E	Class A-5 Interest Rate	0.007475000	(06/15/05 - 09/15/05)	2.99000%	FIXED

F	Class A-6 Interest Rate	0.009455556	(06/15/05 - 09/15/05)	3.70000%	LIBOR

G	Class A-7 Interest Rate	0.009500000	(06/15/05 - 09/15/05)	3.80000%	FIXED

J	Class B Interest Rate	0.010375556	(06/15/05 - 09/15/05)	4.06000%	LIBOR

VIII. 2003-11 Inputs From Prior Quarter 05/31/2005

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,764,980,980.57
	ii	Interest To Be Capitalized	6,874,157.48

	iii	Total Pool	$1,771,855,138.05
	iv	Specified Reserve Account Balance	4,429,637.85

	v	Total Adjusted Pool	$1,776,284,775.90

B	Total Note and Certificate Factor		0.894583248
C	Total Note Balance		$1,811,892,489.83

D	Note Balance 06/15/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B

	i	Current Factor	0.000000000	0.771409794	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$202,880,775.90	$255,000,000.00	$412,000,000.00	$270,641,000.00	$275,000,000.00	$300,000,000.00	$60,763,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$4,429,637.85
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-11 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 12/15/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-11 Other Account Deposits and Reconciliations

A	Reserve Account Reconciliation:
	i	Beginning of Period Balance			$4,429,637.85
	ii	Deposits to correct Shortfall			$0.00

	iii	Total Reserve Account Balance Available			$4,429,637.85
	iv	Required Reserve Account Balance			$4,313,748.89
	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve — Release to Collection Account			$115,888.96

	vii	Ending Reserve Account Balance			$4,313,748.89

B	Capitalized Interest Account Required Amount:
	i	Beginning of Period Balance			$0.00
	vi	Capitalized Interest Release to the Collection Account			$0.00

	vii	Ending Capitalized Interest Account Balance			$0.00

C	Accumulation Account Deposits and Balances:
	i	Class A-5 Accumulation Account Beginning Balance			$0.00
	ii	Deposits for payment on the next reset date			$0.00

	iii	Ending A-5 Accumulation Account Balance			$0.00

	iv	Class A-6 Accumulation Account Beginning Balance			$0.00
	v	Deposits for payment on the next reset date			$0.00

	vi	Ending A-6 Accumulation Account Balance			$0.00

	vii	Class A-7 Accumulation Account Beginning Balance			$0.00
	viii	Deposits for payment on the next reset date			$0.00

	ix	Ending A-7 Accumulation Account Balance			$0.00

D	Supplemental Interest Account Deposits:
	i	Three Month Libor Determined		06/13/2005	3.41000%
	ii	Investment Rate			3.41000%
	iii	Difference			0.00000%

	iv	Class A-5 Supplemental Interest Account Beginning Balance			$0.00
	v	Funds Released into Collection Account			$0.00
	vi	Number of Days Through Next Reset Date			456
	vii	Class A-5 Supplemental Interest Account Deposit Amount			$0.00

	viii	Class A-6 Supplemental Interest Account Beginning Balance			$0.00
	ix	Funds Released into Collection Account			$0.00
	x	Number of Days Through Next Reset Date			3,014
	xi	Class A-6 Supplemental Interest Account Deposit Amount			$0.00

	xii	Class A-7 Supplemental Interest Account Beginning Balance			$0.00
	xiii	Funds Released into Collection Account			$0.00
	xiv	Number of Days Through Next Reset Date			1,096
	xv	Class A-7 Supplemental Interest Account Deposit Amount			$0.00

E	Remarketing Fee Account Reconciliation:		A-5	A-6	A-7	Total

	i	Next Reset Date	12/15/2006	12/16/2013	09/15/2008

	ii	Reset Period Target Amount	$0.00	$0.00	$0.00	$0.00
	iii	Quarterly Required Amount	$0.00	$0.00	$0.00	$0.00
	iv	Remarketing Fee Account Balance (net of inv earnings)	$0.00	$0.00	$0.00	$0.00
	v	Quarterly Funding Amount	$0.00	$0.00	$0.00	$0.00
	vi	Reset Period Target Amount Excess	$0.00	$0.00	$0.00	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00	$0.00	$0.00	$0.00

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance			$0.00
	ii	Required Quarterly Deposit			$0.00
	iii	Eligible Investment Purchase Premium Paid			$0.00
	iv	Funds Released into Collection Account			$0.00

	v	End of Period Account Balance			$0.00

G	Investment Reserve Account
	i	Balance			$0.00
	ii	Requirement			$0.00
	iii	Funds Released into Collection Account			$0.00
	iv	Have there been any downgrades to any eligible investments?			N

XI. 2003-11 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-n )		$74,059,983.61	$74,059,983.61

B	Primary Servicing Fees-Current Month		$722,375.19	$73,337,608.42

C	Administration Fee		$25,000.00	$73,312,608.42

D	Aggregate Quarterly Funding Amount to Remarketing Fee account		$0.00	$73,312,608.42

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$73,312,608.42
	ii	Class A-2	$1,793,916.91	$71,518,691.51
	iii	Class A-3	$2,300,383.33	$69,218,308.18
	iv	Class A-4	$3,790,400.00	$65,427,908.18
	v	Class A-5	$2,023,041.48	$63,404,866.70
	vi	Class A-6	$2,600,277.78	$60,804,588.92
	vii	Class A-7	$2,850,000.00	$57,954,588.92
	viii	Int.Rate Swap Payments/Morgan Stanley	$2,406,900.63	$55,547,688.29
	ix	Int.Rate Swap Payments/Bank of America	$2,712,083.33	$52,835,604.96

		Total	$20,477,003.46

F	Class B Noteholders’ Interest Distribution Amount		$630,449.88	$52,205,155.08

G	Noteholder’s Principal Distribution Amounts Paid (or set aside*)
	i	Class A-1	$0.00	$52,205,155.08
	ii	Class A-2	$46,471,472.93	$5,733,682.14
	iii	Class A-3	$0.00	$5,733,682.14
	iv	Class A-4	$0.00	$5,733,682.14
	v	Class A-5	$0.00	$5,733,682.14
	vi	Class A-6	$0.00	$5,733,682.14
	vii	Class A-7	$0.00	$5,733,682.14

		Total	$46,471,472.93

H	Increase to Supplemental Interest Account		$0.00	$5,733,682.14

I	Investment Reserve Account Required Amount		$0.00	$5,733,682.14

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$5,733,682.14

K	Increase to the Specified Reserve Account		$0.00	$5,733,682.14

L	Investment Premium Purchase Account Deposit		$0.00	$5,733,682.14

M	Carryover Servicing Fees		$0.00	$5,733,682.14

N	Remaining Swap Termination Fees		$0.00	$5,733,682.14

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$5,733,682.14

P	Additional fees owed to 1) the remarketing agents and 2) the administrator		$0.00	$5,733,682.14

	Excess to Excess Distribution Certificate Holder		$5,733,682.14	$0.00

*Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

XII. 2003-11 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B
	i	Quarterly Interest Due	$0.00	$1,793,916.91	$2,300,383.33	$3,790,400.00	$2,023,041.48	$2,600,277.78	$2,850,000.00	$630,449.88
	ii	Quarterly Interest Paid	0.00	1,793,916.91	2,300,383.33	3,790,400.00	2,023,041.48	2,600,277.78	2,850,000.00	630,449.88

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$46,471,472.93	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid (or set aside)	0.00	46,471,472.93	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$48,265,389.84	$2,300,383.33	$3,790,400.00	$2,023,041.48	$2,600,277.78	$2,850,000.00	$630,449.88

B	Principal Distribution Reconciliation

	i	Notes Outstanding Principal Balance 06/15/2005	$1,811,892,489.83
	ii	Adjusted Pool Balance 08/31/2005	1,729,813,302.97

	iii	Adjusted Pool Exceeding Notes Balance (i - ii)	$82,079,186.86

	iv	Adjusted Pool Balance 05/31/2005	$1,776,284,775.90
	v	Adjusted Pool Balance 08/31/2005	1,729,813,302.97

	vi	Current Principal Due (iv - v)	$46,471,472.93
	vii	Principal Shortfall from Prior Collection Period	0.00

	viii	Principal Distribution Amount (vi + vii)	$46,471,472.93

	ix	Principal Distribution Amount Paid	$46,471,472.93

	x	Principal Shortfall (viii - ix)	$0.00

C		Total Principal Distribution	$46,471,472.93
D		Total Interest Distribution	15,988,469.38

E		Total Cash Distributions	$62,459,942.31

F	Note Balances			06/15/2005	Paydown Factor	09/15/2005
	i	A-1 Note Balance	78442GJU1	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GJV9	$202,880,775.90		$156,409,302.97
		A-2 Note Pool Factor		0.771409794	0.176697616	0.594712179

	iii	A-3 Note Balance	78442GJW7	$255,000,000.00		$255,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GJX5	$412,000,000.00		$412,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GJR8	$270,641,000.00		$270,641,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	78442GJS6	$275,000,000.00		$275,000,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-7 Note Balance	78442GJT4	$300,000,000.00		$300,000,000.00
		A-7 Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	A-B Note Balance	78442GJY3	$60,763,000.00		$60,763,000.00
		A-B Note Pool Factor		1.000000000	0.000000000	1.000000000

XIII. 2003-11 Historical Pool Information

						2004	2003
			06/1/05 - 08/31/05	03/1/05 - 05/31/05	12/1/04 - 02/28/05	3/1/04 - 11/30/04	10/6/03 - 2/29/04

Beginning Student Loan Portfolio Balance			$1,764,980,980.57	$1,800,178,993.71	$1,830,781,518.48	$1,939,562,024.51	$2,000,544,519.28

	Student Loan Principal Activity
	i	Regular Principal Collections	$47,660,583.17	$37,027,426.34	$33,501,259.56	$120,309,007.93	$69,628,055.54
	ii	Principal Collections from Guarantor	5,636,389.10	5,925,104.90	4,951,771.08	12,303,462.65	1,788,883.26
	iii	Principal Reimbursements	—	67,482.84	83,195.94	214,858.75	913,127.91
	iv	Other System Adjustments	—	—	—	—	—

	v	Total Principal Collections	$53,296,972.27	$43,020,014.08	$38,536,226.58	$132,827,329.33	$72,330,066.71
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$491.49	$(587.84)	$21,091.57	$158,304.20	$253,810.98
	ii	Capitalized Interest	(7,193,020.33)	(7,821,413.10)	(7,954,793.38)	(24,205,127.50)	(11,601,382.50)

	iii	Total Non-Cash Principal Activity	$(7,192,528.84)	$(7,822,000.94)	$(7,933,701.81)	$(24,046,823.30)	$(11,347,571.52)

(-)	Total Student Loan Principal Activity		$46,104,443.43	$35,198,013.14	$30,602,524.77	$108,780,506.03	$60,982,495.19

	Student Loan Interest Activity
	i	Regular Interest Collections	$14,775,386.26	$14,950,009.06	$15,066,634.98	$47,887,065.00	$27,314,821.70
	ii	Interest Claims Received from Guarantors	336,464.20	344,302.43	302,262.96	687,941.55	28,018.34
	iii	Collection Fees/Returned Items	7,946.19	9,440.07	11,141.92	22,311.65	5,728.44
	iv	Late Fee Reimbursements	206,496.97	194,580.84	190,625.49	595,427.72	297,988.47
	v	Interest Reimbursements	7,644.66	8,650.60	5,109.69	4,375.08	5,994.25
	vi	Other System Adjustments	—	—	—	—	—
	vii	Special Allowance Payments	4,531,858.40	3,246,782.90	1,373,107.81	574,640.03	53,335.58
	viii	Subsidy Payments	1,163,138.93	1,182,050.12	1,205,044.53	3,749,690.34	1,173,468.47

	ix	Total Interest Collections	$21,028,935.61	$19,935,816.02	$18,153,927.38	$53,521,451.37	$28,879,355.25

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$43.40	$(75.07)	$597.72	$5,001.50	$(254,755.55)
	ii	Capitalized Interest	10,486,887.93	7,821,413.10	7,954,793.38	24,205,127.50	11,601,382.50

	iii	Total Non-Cash Interest Adjustments	$10,486,931.33	$7,821,338.03	$7,955,391.10	$24,210,129.00	$11,346,626.95

	Total Student Loan Interest Activity		$31,515,866.94	$27,757,154.05	$26,109,318.48	$77,731,580.37	$40,225,982.20

(=)	Ending Student Loan Portfolio Balance		$1,718,876,537.14	$1,764,980,980.57	$1,800,178,993.71	$1,830,781,518.48	$1,939,562,024.51
(+)	Interest to be Capitalized		$6,623,016.94	$6,874,157.48	$7,195,060.98	$7,319,419.84	$7,794,735.66

(=)	TOTAL POOL		$1,725,499,554.08	$1,771,855,138.05	$1,807,374,054.69	$1,838,100,938.32	$1,947,356,760.17

(+)	Reserve Account Balance		$4,313,748.89	$4,429,637.85	$4,518,435.14	$4,595,252.35	$4,868,391.90

(=)	Total Adjusted Pool		$1,729,813,302.97	$1,776,284,775.90	$1,811,892,489.83	$1,842,696,190.67	$1,952,225,152.07

XIV. 2003-11 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Mar-04	$1,947,356,760	4.45%

Jun-04	$1,911,057,996	4.58%

Sep-04	$1,866,699,588	5.11%

Dec-04	$1,838,100,938	4.74%

Mar-05	$1,807,374,055	4.57%

Jun-05	$1,771,855,138	4.63%

Sep-05	$1,725,499,554	5.01%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.